UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GNC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:

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EXPLANATORY NOTE

On May 9, 2018, GNC Holdings, Inc. (the “Company”) further adjourned its Special Meeting of Stockholders (originally convened on April 25, 2018 and then reconvened on May 9, 2018) until 10:00 A.M., Eastern Time, on May 17, 2018 (the “Special Meeting”) to allow stockholders more time to vote. Beginning on or about May 10, 2018, the Company mailed a reminder letter to certain of the Company’s stockholders regarding the Special Meeting. The full text of the letter is copied below.

VOTE IMMEDIATELY

May 11, 2018

Dear GNC Stockholder,

YOUR SHARES ARE UNVOTED

WE NEED YOUR VOTE TODAY

THE SPECIAL MEETING DATE HAS BEEN EXTENDED – AGAIN – TO MAY 17, 2018

EVERY VOTE COUNTS!

On May 9, GNC Holdings, Inc. (the “Company” or “GNC”) once again adjourned its Special Meeting of Stockholders until 10:00 A.M., Eastern Time, on May 17, 2018 to allow stockholders more time to vote and enable the Company to obtain the necessary additional votes to approve the important proposal described below.

Since holders of only approximately 45% of the outstanding shares of the Company’s common stock submitted proxies to vote, the necessary quorum of a majority of the outstanding shares was not reached.

It is critical that a few more stockholders – like you – submit their vote.

GNC encourages all stockholders to vote their shares as soon as possible, but by no later than 11:59 p.m., Eastern Time, on Tuesday, May 16, 2018.

At the time we adjourned, over 93% of the proxies received authorized a vote in favor of the issuance of convertible preferred shares to Harbin Pharmaceutical Group Holdings Co., Ltd (“Hayao”) in connection with Hayao’s $300 million strategic investment in the Company.

We cannot complete this important transaction without your vote. Hayao’s investment is a critical step in our efforts to optimize our capital structure and position GNC to drive growth, improve financial performance and enhance long-term shareholder value.

A duplicate proxy form is enclosed with this mailing. Please take the time to vote your shares via telephone or internet by following the instructions on the enclosed proxy form.

If you have any questions or need assistance voting your shares, please contact our solicitors, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or Georgeson LLC by calling toll-free at (888) 607-9107.

Very truly yours,

Kenneth A. Martindale

Chief Executive Officer

Additional Information About the Equity Issuance and Where to Find It

In connection with the proposed equity issuance, on March 26, 2018, GNC filed with the SEC and sent to its stockholders a definitive proxy statement. INVESTORS OF GNC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GNC, HAYAO AND THE PROPOSED EQUITY ISSUANCE. Investors may obtain a free copy of these materials and other documents filed by GNC with the SEC at the SEC’s website at www.sec.gov, at GNC’s website at www.gnc.com or by sending a written request to GNC at GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Secretary.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to (1) GNC may be unable to obtain stockholder approval as required for the equity issuance; (2) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of GNC may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) GNC may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the securities purchase agreement; or (8) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed equity issuance. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed equity issuance is set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed equity issuance are set forth in the definitive proxy statement filed on March 26, 2018 with the SEC in connection with the proposed equity issuance.